Exhibit 10.4

AGREEMENT

AGREEMENT dated this 13 day of December 2005, by and between Technology Integration Group, Inc. (hereinafter “FSI”), a Delaware Corporation, with offices located at, 85 Livingston Avenue, Suite 3, Roseland, NJ 07068 and Cosimo J. Patti, President of FSI.

The parties hereto agree and acknowledge that by virtue of Cosimo J. Patti’s other business activities as described in FSI’s Form SB-2 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Cosimo J. Patti (hereinafter “CJ Patti” ) as follows:

•

any business opportunities that CJ Patti may become aware of independently or directly through his association with us  would be presented by him solely to us (and to no one else unless rejected by us);

•

any business opportunities disclosed to CJ Patti by the management of other ventures with which he is or becomes involved would not be presented by him to us: (unless and until rejected by such other entities); and

•

any business opportunities disclosed to CJ Patti by us would not be presented by him to the management of other ventures with which he is or becomes involved (unless ultimately rejected by us).

•

In the event that the same business opportunity is presented to CJ Patti by both us and the management of other ventures with which he is or becomes involved, CJ Patti shall only render his services to the entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 13 day of December 2005.

TECHNOLOGY INTEGRATION GROUP, INC.

/s/ Cosimo J. Patti

By: ________________________________

Cosimo J. Patti, President

/s/ Cosimo J. Patti

By: _________________________________

Cosimo J. Patti, Individually

2